UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

Centrus Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Rockledge Drive, Suite 800

Bethesda, MD 20817

(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.10 per share Rights to purchase Series A Participating Cumulative Preferred Stock, par value $1.00 per share	LEU LEU*	NYSE American Not applicable

*The rights currently transfer with the share of Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2020, Centrus Energy Corp. (“Centrus” or the “Company”) entered into a Voting and Nomination Agreement (the “Voting Agreement”) with Mr. Morris Bawabeh, Kulayba LLC and M&D Bawabeh Foundation, Inc. (collectively, the “MB Group”). Pursuant to the terms of the Voting Agreement, Centrus agreed (i) to include Michael O’Shaughnessy as a nominee in the Company’s slate of nominees for election as directors of the Company at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”), and (ii) to use commercially reasonable efforts to cause the election of Mr. O’Shaughnessy to the Company’s board of directors (the “Board”) at the 2020 Annual Meeting (including recommending that the Company’s stockholders vote in favor of the election of Mr. O’Shaughnessy). The MB Group agreed (i) to cause to be present at the Annual Meeting and to vote all shares of the Company for which the MB Group is the beneficial owner in accordance with Centrus management’s recommendations at the 2020 Annual Meeting and (ii) to cause to be present and to vote all shares of the Company for which the MB Group is the beneficial owner for the Company’s slate of nominees for election as directors of the Company at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”), provided that Mr. O’Shaughnessy is included in the slate of directors nominated by the Company. If Mr. O’Shaughnessy withdraws from the Board or is unable to, refuses to, or otherwise does not consent to be nominated to serve on the Board, the MB Group may designate a replacement reasonably acceptable to the Company to be included as a nominee in the Company’s slate of nominees for election as directors of the Company at the 2021 Annual Meeting; in any event, the MB Group shall remain obligated to cause all Centrus shares for which it is the beneficial owner to be present at the 2021 Annual Meeting and to vote for the Company’s slate of nominees.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Further, on April 8, 2020, the Board of Directors of Centrus Energy Corp. (the “Company”) approved and as of April 13, 2020 the Company entered into a Third Amendment to the Section 382 Rights Agreement (the “Third Amendment”), which amends the Section 382 Rights Agreement, dated as of April 6, 2016 (the “Rights Agreement”), by and among the Company and Computershare Trust Company, N.A. and Computershare Inc., as rights agent, as amended by (i) the First Amendment to the Section 382 Rights Agreement dated as of February 14, 2017 (the “First Amendment”) and (ii) the Second Amendment to the Section 382 Rights Agreement dated as of April 3, 2019 (the “Second Amendment”).

The Third Amendment amends the Rights Agreement to provide that the Final Expiration Date (as defined in the Rights Agreement) shall be June 30, 2021.

The Third Amendment was not adopted as a result of, or in response to, any effort to acquire control of the Company. The Third Amendment has been adopted to better align the term of the Rights Agreement with the Company’s annual meeting schedule and in order to preserve for the Company’s stockholders the long-term value of the Company’s net operating loss carry-forwards for United States federal income tax purposes and other tax benefits.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on April 7, 2016, the First Amendment, which was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on January 5, 2017, the Second Amendment, which was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on April 4, 2019 and the Third Amendment, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference

Item 7.01.	Regulation FD Disclosure.

On April 14, 2020, the Company issued a press release with respect to the Voting Agreement. The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

4.1	Third Amendment to the Section 382 Rights Agreement, dated as of April 13, 2020, by and among Centrus Energy Corp., Computershare Trust Company N.A. and Computershare Inc.
10.1	Voting and Nomination Agreement, dated April 13, 2020, by and among Centrus Energy Corp. and the MB Group
99.1	Press Release dated April 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centrus Energy Corp.

By:	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

Date: April 14, 2020